UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 25, 2001

Lithia Motors, Inc.
(Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 E. Jackson Street, Medford, Oregon	97501
Address of Principal Executive Office	Zip Code

Registrant's telephone number including area code:    541-776-6868

(Former name or former address, if changed since last report):    Not applicable

Item 7.    Financial Statements and Exhibits

(a)	Financial statements of business acquired. Not applicable.
(b)	Pro forma financial information. Not applicable.
(c)	Exhibits. The following Exhibit is filed or furnished as part of this Report to the extent described in Item 9. (99) Press Release dated July 25, 2001

Item 9. Regulation FD Disclosure.

On July 25, 2001, Lithia Motors, Inc. issued a press release with respect to its second quarter 2001 earnings including certain forward looking statements. All of the information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC. (Registrant)
Date: July 25, 2001	By: /s/ Jeffrey B. DeBoer Jeffrey B. DeBoer Chief Financial Officer